                          INTERNATIONAL CONTROLS CORP.,

                            GREAT DANE HOLDINGS INC.

                                       AND

                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION

                                   As Trustee

                                 --------------

                          First Supplemental Indenture

                          Dated as of October 19, 1994

                                 --------------

                           Supplementing the Indenture

                           Dated as of August 1, 1986

                                     between

                          INTERNATIONAL CONTROLS CORP.

                                       AND

                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION

                                   As Trustee


                 12 3/4% Senior Subordinated Debentures due 2001

          FIRST SUPPLEMENTAL INDENTURE, dated as of October 19, 1994, among International Controls Corp., a Florida corporation ("ICC"), Great Dane Holdings Inc., a Delaware corporation ("Holdings") and First Fidelity Bank, National Association, a national banking corporation (the "Trustee").

          WHEREAS, ICC and the Trustee are parties to an Indenture dated as of August 1, 1986 (the "Indenture") pursuant to which ICC issued its 12 3/4% Senior Subordinated Debentures due 2001 (the "Debentures"); and

          WHEREAS, pursuant to an Agreement of Merger, dated September 21, 1994 (the "Agreement of Merger") and a Certificate of Ownership and Merger filed with the Secretary of State of Delaware on October 19, 1994, ICC was merged with and into Holdings, its wholly-owned subsidiary, with Holdings being the surviving corporation, and Holdings became vested with all of the property, rights, obligations and liabilities of ICC including, without limitation, the Debentures; and

          WHEREAS, ICC, Holdings and the Trustee are entering into this Supplemental Indenture as required by Section 12 of the Indenture.

          NOW, THEREFORE:

                                   ARTICLE ONE

          SECTION 1.01. Holdings hereby assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Debentures and the due and punctual performance and observance of all of the covenants and conditions of the Indenture

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required to be performed by ICC and all of the covenants, agreements and obligations of ICC under the Debentures and the Indenture (agreeing to be liable for all of the indebtedness represented by the Debentures).

          SECTION 1.02. Holdings shall be deemed to be the successor corporation to ICC under the Indenture, as amended and supplemented, and each reference to "International Controls Corp." and the "Company", as amended and supplemented, shall mean and be a reference to Holdings.

                                   ARTICLE TWO

          SECTION 2.01. The laws of the State of New York applicable to contracts made and to be performed wholly within the State shall govern this First Supplemental Indenture.

          SECTION 2.02. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 2.03. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

          SECTION 2.04. Except as specifically amended and supplemented by this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.


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

          SECTION 2.05. The Trustee is not responsible for any of the recitals contained herein.


                              INTERNATIONAL CONTROLS CORP.



ATTEST:                       By:       /s/ David R. Markin
                                 --------------------------------
                                 David R. Markin
Paulette Kendler                 President
- ----------------------------
Title: Assistant Secretary
                              GREAT DANE HOLDINGS INC.



ATTEST:                       By:      /s/ David R. Markin
                                 --------------------------------
                                 David R. Markin
Paulette Kendler                 President
- ----------------------------
Title: Assistant Secretary
                              FIRST FIDELITY BANK, NATIONAL
                               ASSOCIATION



ATTEST:                       By:  /s/  Donald Quilles
                                 --------------------------------
                                 Name:  Donald Quilles
                                 Title: Assistant Vice President
 /s/  Diane Dowdell
- ----------------------------
Title: Corporate Trust Officer


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